Exhibit 10.2

SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE

This SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE (this “Second Amendment”), dated as of August 11, 2011, is entered into by and between XO COMMUNICATIONS, LLC, a Delaware limited liability company, as Borrower (the “Borrower”) and ARNOS CORP., as Lender (the “Lender”).

RECITALS

A.  The Borrower and the Lender have entered into that certain US$50,000,000 Revolving Promissory Note dated as of October 8, 2010 (the “Note”), as amended by the First Amendment to Revolving Promissory Note dated as of February 11, 2011 (which together shall be referred to herein as the “Note, as Amended”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Note as Amended.

B.  The Borrower has requested that the Lender amend certain provisions of the Note, as Amended, to extend the final maturity thereof. The Lender has agreed to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.  Amendment to the Note. The Note, as Amended, is hereby further amended as follows:

All references to the words “May 1, 2012” contained in Section 3 of the Note, as Amended, shall be amended to read “August 16, 2012”.

SECTION 2.  Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION 3.  Governing Law. This Second Amendment and the legality, validity and performance of the terms hereof is made in accordance with and shall be construed under the laws of the State of New York, without regard to the conflicts of law principles thereof that would result in the application of any law other than the law of the State of New York.

SECTION 4.  Except as specifically amended hereby, all terms and provisions of the Note, as Amended, shall remain unaltered and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

XO COMMUNICATIONS, LLC

/s/ Laura W. Thomas

Name: Laura W. Thomas
Title: Senior Vice President, Chief
Financial Officer and Manager

Address: 13865 Sunrise Valley Drive

Herndon, Virginia 20171
Facsimile: 703-547-2025
Attention: General Counsel

ACCEPTED AND AGREED
AS OF THE DATE FIRST
WRITTEN ABOVE:

LENDER:

ARNOS CORP.

/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

Address: c/o Icahn Associates Corp.

767 Fifth Avenue, 46th Floor
New York, New York 10153
Facsimile: 650-328-6345
Attention: Chief Financial Officer